UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):          November 1, 2004

World Airways, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-26582	94-1358276

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

The HLH Building
101 World Drive
Peachtree City, Georgia 30269

(Address of Principal Executive Offices)

(770) 632-8000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

ITEM 3.02. Unregistered Sales of Equity Securities.

     On November 2, 2004, World Airways, Inc., a Delaware corporation (the “Registrant”), announced the conversion of $1,028,000 principal amount of the Registrant’s 8.0% Convertible Senior Subordinated Debentures due 2009 (the “Debentures”) into 321,250 shares of the Registrant’s common stock, par value $.001 per share (the “Common Stock”). The Debentures have a conversion price of $3.20 per share and the conversion was effected on November 1, 2004.

     The shares of Common Stock issued upon conversion of the Debentures were issued by the Registrant in reliance upon the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”), for any security exchanged by an issuer with its existing security holders exclusively where no commission or other remuneration is paid or given directly or indirectly for soliciting such exchange. Such shares have been, however, registered for resale under the Securities Act.

     A copy of the press release announcing the conversion of the Debentures, issued by the Registrant on November 2, 2004, is attached hereto as Exhibit 99.1.

ITEM 8.01. Other Events.

     On November 2, 2004, the Registrant announced that the Registrant has signed a letter of intent to lease an additional MD-11 wide-body aircraft from Delta Air Lines beginning in December for the Registrant’s international passenger fleet.

     A copy of the press release announcing the signing of the letter of intent, issued by the Registrant on November 2, 2004, is attached hereto as Exhibit 99.2.

ITEM 9.01. Financial Statements and Exhibits.

     (c) Exhibits

Exhibit No.	Document
99.1	Press Release of World Airways, Inc. issued on November 2, 2004.

99.2	Press Release of World Airways, Inc. issued on November 2, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

World Airways, Inc. (Registrant)
Date: November 3, 2004	By:	/s/ Randy Martinez
		Name:	Randy Martinez
		Title:	President and Chief Executive Officer